[graphic omitted]
Hennessy Advisors, Inc.
750 Grant Avenue, Suite 100
Novato, CA 94945

                                                     News Release
August 2, 2005

Contact Name: Terry Nilsen                           FOR IMMEDIATE RELEASE
Contact Phone: 415-899-1555
Contact Fax: 415-899-1559

           HENNESSY ADVISORS, INC. ANNOUNCES THIRD QUARTER EARNINGS -
                       YEAR-TO-DATE EARNINGS INCREASE 19%

Novato, CA - August 2, 2005 - Hennessy Advisors, Inc. (OTCBB:HNNA) Chief Executive Officer and President, Neil Hennessy, today announced fully diluted earnings per share for Hennessy Advisors, Inc. of $.31 for the third quarter ended June 30, 2005. While earnings for this quarter were equal to earnings in the prior comparable quarter, the diluted earnings per share for the nine months ended June 30, 2005, were $.93, up from $.78 in the prior comparable period, an increase of 19.2%.

"The financial markets have been quite volatile since January so we are very pleased that we have been able to produce these strong quarterly and year-to-date earnings for our shareholders," said Mr. Hennessy.

                                                       Hennessy Advisors, Inc.

                                                         Financial Highlights

                                                            Period to Period

                                               Three Months Ended
Second Quarter                            June 30, 2005        June 30, 2004         $ Change        % Change
---------------------------------------------------------------------------------------------------------------
Total Revenue                            $     2,806,085      $     2,601,735     $     204,350         7.9%
Net Income                               $       800,895      $       777,344     $      23,551         3.0%
Earnings per share (diluted)             $          0.31      $          0.31     $           -           0%
Weighted Average number of
shares outstanding                             2,596,361            2,517,993            78,368         3.1%




                                                 Nine Months Ended
Year-to-Date                             June 30, 2005         June 30, 2004         $ Change        % Change
---------------------------------------------------------------------------------------------------------------
Total Revenue                            $     8,318,023      $     7,003,986     $   1,314,037        18.8%
Net Income                               $     2,407,944      $     1,977,623     $     430,321        21.8%
Earnings per share (diluted)             $          0.93      $          0.78     $        0.15        19.2%
Weighted Average number of
shares outstanding                             2,592,422            2,542,568            49,854         2.0%


At Period Ending Date                    June 30, 2005         June 30, 2004         $ Change        % Change
---------------------------------------------------------------------------------------------------------------
Mutual Fund Assets Under
Management                               $ 1,373,165,918      $ 1,284,719,759     $  88,446,159         6.9%

Hennessy Advisors, Inc., located in Novato, CA, is a publicly traded investment firm, whose principal business activity is managing, servicing and marketing mutual funds. The Hennessy Funds are no-load and utilize quantitative stock selection strategies.

Supplemental Information
------------------------

Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Mutual fund investing involves risk; loss of principal is possible. While the Hennessy Funds are no load, management and distribution fees and other expenses apply. For more complete information about the Hennessy Funds, including fees and expenses, call 800-966-4354 to obtain a free prospectus. Read it carefully before you invest or send money. The distributor for the Hennessy Funds is Quasar Distributors, LLC.